Exhibit 10.1

December 19, 2011

Ms. Claire Zhao
Beijing Heng He Xing Ye
Technology Development Co., Ltd.

RE:           Letter of Intent

Dear Ms. Zhao:

This letter of intent (“LOI”) is entered into by and between Save the World Air, Inc. (“STWA”) and Beijing Heng He Xing Ye Technology Development Co., Ltd. (“TDC”). STWA and TDC are sometimes referred to herein as the “Parties” and individually as a “Party.” The Parties enter into this LOI for the purpose of setting forth their mutual expressions of interest regarding their intent to proceed with the consideration and evaluation of transactions by which STWA would sub-license or otherwise grant certain rights for commercial exploitation of, within the Chinese market, its proprietary technology, known as Applied Oil Technology (the “AOT Technology”), to TDC.

1.           Confidential Information.  The Parties acknowledge and confirm their agreement that all information exchanged prior hereto and pursuant to this LOI is and shall be subject to the terms of the Non-Use, Non-Disclosure and Non-Compete Agreement previously signed by the Parties, effective November 9, 2011, and the Non-Disclosure Agreement previously signed by the Parties, effective December 10, 2011 (collectively, the “NDAs”), except that STWA may elect, at its option, or may be required as a matter of law, to publicly file and/or disclose the existence and terms and conditions of this LOI.

2.           Intellectual Property.  The Parties acknowledge and agree that STWA is the holder and owner of worldwide  exclusive licenses for the AOT Technology. Nothing contained in this LOI shall be deemed to transfer or assign any right, title or interest in or to the AOT Technology to TDC, it being expressly understood between the Parties that all right, title and interest in and to the AOT Technology is and shall remain the exclusive intellectual property of STWA.

3.           Expressions of Interest.  It is the desire of TDC to acquire certain rights to STWA’s AOT Technology for the purpose of selling, distributing and otherwise commercially exploiting the AOT Technology in China, as such technology relates to the delivery and transportation of crude oil through pipelines. The Parties agree, in the foregoing regard, to enter into good faith negotiations providing for a mutually acceptable licensing of, or a mutually acceptable structure relating to the commercial exploitation of, the AOT Technology by TDC in the Chinese market. Toward this end, the Parties shall exchange information as reasonably requested by each Party, in accordance with the terms of the NDAs, including, without limitation, TDC’s delivery of its business plan and marketing strategies for the commercial exploitation of the AOT Technology in China, and TDC’s delivery of documentation relating to costs associated with the delivery and transportation of crude oil through pipelines in the Chinese market, and TDC shall further deliver to STWA other relevant data concerning China’s oilfield pipelines. TDC represents and warrants that it is the Chinese government’s overall policy to support the use and application of environmentally friendly and energy saving technology, such as STWA’s AOT Technology, within China’s oil and energy sector.  TDC further represents and warrants that it is in the process of conducting feasibility and market study of potential application and development of STWA’s AOT Technology in China, including gathering operational data from various oil fields in China (including but not limited to Sinopec Shengli oilfield), including pipeline diameter measurements, total pipeline length, velocity, temperature and estimated AOT Technology requirements, all of which data (upon available) TDC agrees to deliver to STWA within a reasonable period of time after the execution of this LOI.

Ms. Claire Zhao
December 19, 2011

4.           Term.  This LOI shall be effective when signed by both Parties and shall remain in effect until the earlier of (a) the date upon which it is expressly superseded by substantive definitive transaction agreements, if any, signed and delivered by both Parties, or (b) June 30, 2012.

5.           Non-Binding Effect.  This LOI is intended to set forth the Parties’ intent to proceed with the exchange and limited use of information, and to confirm the Parties’ general intent to evaluate, discuss and negotiate in good faith a transaction for the commercial application of STWA’s AOT Technology as it relates to the delivery and transportation of crude oil through pipelines in China. This LOI does not create a contract which binds either Party to a commitment to complete any particular transaction, and no Party shall have liability to the other for failure to complete any transaction contemplated by this LOI. Further, both Parties acknowledge and agree that any transaction which is jointly pursued by them is expressly conditioned upon the structuring, drafting, execution and delivery of mutually acceptable substantive definitive transaction agreements. Notwithstanding the generality of and subject to the provisions of this section 5, the provisions of this LOI as applicable shall be binding on the Parties and shall survive the termination or expiration of this LOI.

6.           Governing Law.  This LOI shall be construed in accordance with the internal laws of the State of California.  All controversies, claims or disputes arising out of, in connection with, or relating to this LOI shall be finally settled by arbitration.  The arbitration shall be held in Los Angeles County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be conducted before one arbitrator who shall have prior experience in arbitrating commercial disputes.  The arbitrator shall be selected by mutual consent of the Parties.  If the Parties are unable to agree on the selection of the arbitrator within thirty (30) days, the American Arbitration Association shall select the arbitrator.  In the event of a dispute arising under this LOI, the prevailing Party shall be entitled to collect attorneys’ fees and costs in addition to any other remedy, including, without limitation, injunctive relief, awarded by the arbitrator.

7.           Assignment.  This LOI is entered into for the benefit of the Parties, their successors and assigns.  Neither Party may assign its rights hereunder without the prior written consent of the other Party.

8.           Modification.  This LOI shall not be amended, modified, released, discharged, abandoned or otherwise terminated prior to expiration, in whole or in part, except by written agreement signed by the Parties hereto.

9.           Severability.  In the event that any provision, or any portion thereof, of this LOI is determined by competent judicial, legislative, administrative or arbitrator authority to be prohibited by law, then such provision or part thereof shall be ineffective only to the extent of such prohibition, without invalidating the remaining provisions of the LOI.

Ms. Claire Zhao
December 19, 2011

10.           Exclusivity.  Neither Party shall, within the Term of this LOI and without express written consent of the other Party, enter into a similar LOI or agreement with any other third party with regard to the use and application of STWA’s AOT Technology in China.

11.           Notices.  Notices under this LOI by either party shall be in writing and will be sufficiently made or given if sent by certified or registered mail, return receipt requested, courier or by facsimile, and shall be deemed given upon delivery by courier, five (5) days after deposit in the mail, or upon receipt of facsimile transmission.  Notices shall be sent to the signatory of this LOI or an authorized officer at the address set forth in the signature blocks of this LOI or at such other addresses either Party may specify in writing.

12.           Entire Agreement.  This LOI, including the NDAs, contains the full and complete understanding of the Parties with respect to the subject matter hereof, and supersedes all prior representations and understandings, whether oral or written.

13.           Costs and Expenses.  The Parties confirm that each Party will be solely responsible for the costs and expenses incurred by it in connection with documentation and execution of this LOI and the transactions contemplated herein.

14.           Termination.  Upon termination of this LOI, TDC shall immediately return to STWA all documents, materials, information or writings of any kind relating to the AOT Technology, and TDC shall have no right, title or interest in or to such technology or right to utilize such technology for any purpose, it being expressly agreed and understood between the Parties that all right, title and interest in and to the AOT Technology shall at all times remain with STWA.

15.           Authority.  As the case may be, each of the undersigned has been duly authorized and empowered by TDC and the Company to execute this Agreement, and the signatures of each of the undersigned is binding upon the entity for which the undersigned has executed this Agreement.

16.           Counterparts.  This LOI may be executed in two (2) counterparts, each of which will be deemed to be an original copy of this agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The Parties hereto may execute this LOI by facsimile delivery of manually signed copies or by the electronic delivery of copies bearing an electronic facsimile signature.

Very truly yours,
SAVE THE WORLD AIR, INC.

Dated: 12/19/2011	By:	/s/ Cecil Bond Kyte
Cecil Bond Kyte, its CEO
	Address:	735 State Street, Suite 500
Santa Barbara, CA 93101

We hereby approve and agree to all the terms and conditions set forth above.

Ms. Claire Zhao
December 19, 2011

BEIJING HENG HE XING YE
TECHNOLOGY DEVELOPMENT CO., LTD.

Dated: 12/19/2011	By:	/s/ Claire Zhao
Claire Zhao
	Address:	Room 6018,Beijing Time Data Center,No.19,

Haidian Nanlu,Beijing,China